UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 18, 2026

BIG DIGITAL ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40849	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 Railroad Avenue,

Midland, Pennsylvania 15059

(Address of Principal Executive Offices) (Zip Code)

(412) 515-0896

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BGDE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

On September 18, 2026, Big Digital Energy, Inc. (the “Company”) entered into an Exchange Agreement with Endeavor Blockchain, LLC (“Endeavor”), pursuant to which Endeavor agreed to exchange (the “Exchange”) all then outstanding amounts under that certain Revolving Line of Credit Promissory Note, dated May 28, 2026, consisting of (i) $2,500,000.00 unpaid principal and (ii) $68,815.71 accrued and unpaid interest (collectively, the “Exchange Debt”), for 442,899 shares of the Company’s common stock, par value $0.001 per share, issued by the Company to Endeavor (the “Shares”). Endeavor is wholly owned by the Company’s Executive Chair Joshua A. Kilgore. The Shares were priced at their market value of $5.80 per share, which is the consolidated closing bid price per share immediately preceding the execution of the Exchange Agreement, in accordance with Nasdaq Listing Rule 5005(a)(23).

The Exchange closed on September 21, 2026. Upon the Company’s delivery of the Shares, Endeavor relinquished all rights, title, and interest in the Exchange Debt.

The Exchange Agreement contains customary representations, warranties, covenants and agreements by the parties, including restrictions on transfer and legend requirements reflecting the unregistered status of the Shares. The representations, warranties, and covenants contained in the Exchange Agreement were made only for purposes of such agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Exchange Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to the investors generally. Investors should not rely on the representations, warranties, and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption therefrom. To consummate the Exchange, the Company relied on the registration exemption provided by Section 3(a)(9) of the Securities Act, which exempts security exchanges by an issuer with its existing security holders from SEC registration, provided no commission or remuneration is paid for solicitation.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On September 18, 2026, as required by the Exchange Agreement, the Company and Endeavor entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is required, among other things, to file an initial resale registration statement covering the Shares by no later than October 9, 2026, and to use commercially reasonable efforts to cause such registration statement to become effective by no later than November 17, 2026. The Registration Rights Agreement contains terms and conditions customary for a transaction of this type, including indemnification and contribution provisions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 3.02 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Exchange Agreement, dated September 18, 2026, by and between Big Digital Energy, Inc. and Endeavor Blockchain, LLC
10.2	Registration Rights Agreement, dated September 18, 2026, by and between Big Digital Energy, Inc. and Endeavor Blockchain, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2026	BIG DIGITAL ENERGY, INC.

	By:	/s/ Kaliste Saloom
	Name:	Kaliste Saloom
	Title:	General Counsel

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